Exhibit 99.1

NEWS RELEASE (August 25, 2004)

Levi Strauss Australia to Close Plant in Adelaide

— Company reaffirms its marketing presence in Australia

August 26, 2004 – Levi Strauss Australia today announced that it is closing its plant in Adelaide, South Australia, eliminating 86 jobs. The last day of plant operations is November 26, 2004.

The company believes that the plant closure will allow it to focus more resources on product design and development and the marketing of its Levi’s® and Levi Strauss Signature® products in Australia and New Zealand. It is also expected to reduce costs, improve competitiveness, and enhance the company’s financial strength.

“This has been a very difficult decision for us. We have tried controlling costs and improving efficiency and productivity at the plant as our first options. Unfortunately, these measures cannot overcome the significantly lower costs of outsourcing,” said Mr. Peter Murphy, general manager, Levi Strauss Australia based in Melbourne.

“We understand that this is a troubling time for employees affected by the plant closure. We will do our best, in line with Levi Strauss & Co.’s values, to treat our employees with dignity and respect, provide fair compensation, and help them explore employment elsewhere,” added Mr. Murphy.

The plant has been in Elizabeth producing Levi’s® jeans for the Australia and New Zealand markets since 1974. This sewing and finishing facility is the only plant owned and operated by Levi Strauss Australia, and one of two plants owned and operated by Levi Strauss & Co. in Asia Pacific. The company expects the other plant – in Manila, Philippines – to continue operations as usual.

Levi Strauss & Co. will continue to have a significant presence in Adelaide at this time through its distribution centre and administrative centre.

“Levi Strauss & Co. regards Australia as a key market here in Asia. This move reaffirms our marketing presence as we remain committed to bringing premium quality, exciting Levi’s®

and Levi Strauss Signature® products as well as innovative marketing programmes to customers and consumers,” said Mr. Murphy.

“As a mark of appreciation to the communities in Elizabeth and Playford who have welcomed our presence in the last 30 years, the Levi Strauss Foundation is making a philanthropic grant of US$20,000 (AU$28,000) to United Way South Australia, the largest fund-raising and fund-giving non-governmental organisation in Playford, to assist residents of these communities through social and economic development programmes,” said Mr. Murphy.

Remarked Sioux Christiansen, executive director of United Way South Australia, “Levi Strauss Australia has been a firm supporter of the community ever since it established its plant here, with a long history of philanthropic giving and employee volunteerism. Even though the plant will be closed, we deeply appreciate and welcome the company’s demonstration of continued commitment to the community through this special grant.”

The Levi Strauss Foundation was established in 1952 to provide grants to community-based organizations working to create meaningful social change in communities. The Levi Strauss & Co. and Levi Strauss Foundation Community Transition Fund grants programme extends resources into communities where Levi Strauss & Co. has closed facilities. The grant programme is designed to help residents in the community transition to new employment and career opportunities and to help ease the social and economic impact on local communities.

With this plant closure, Levi Strauss Australia will source products from local manufacturers and overseas suppliers in Asia.

This news release contains, in addition to historical information, forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “expect,” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2003, especially in the Management’s Discussion and Analysis - “Financial Condition and Results of Operations” and “Factors That May Affect Future Results” sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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